As filed with the Securities and Exchange Commission on August 12, 2014 Registration No. 333-_________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

RACKSPACE HOSTING, INC.
(Exact name of Registrant as specified in its charter)

Delaware		74-3016523
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
1 Fanatical Place City of Windcrest San Antonio, Texas 78218 (210) 312-4000
(Address, including zip code and telephone number, of principal executive offices)

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN Inducement Equity Incentive Plan
(Full title of the plan)

William Alberts Rackspace Hosting, Inc. 1 Fanatical Place City of Windcrest San Antonio, Texas 78218
(Name and address of agent for service)

(210) 312-4000
(Telephone number, including area code, of agent for service)

Copy to:
Brian K. Beard Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746-5546 (512) 338-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [x]		Accelerated filer [ ]
Non-accelerated filer [ ]		Smaller Reporting Company [ ]
(Do not Check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
-To be issued under the Amended and Restated 2007 Long-Term Equity Incentive Plan	11,400,000 (2)	$30.12 (3)	$343,368,000	$44,225.80
-To be issued under the Inducement Equity Incentive Plan	800,000 (4)	$30.12 (3)	$24,096,000	$3,103.56
TOTAL	12,200,000		$367,464,000	$47,329.36

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2) On May 1, 2014, the Registrant’s stockholders approved an amendment to the Amended and Restated 2007 Long-Term Equity Incentive Plan to increase the number of shares of the Registrant’s Common Stock reserved for issuance thereunder by an additional 11,400,000 shares.

(3) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of Registrant's Common Stock as reported on the New York Stock Exchange on August 7, 2014.

(4) On February 24, 2014, the Registrant’s board of directors approved the Inducement Equity Incentive Plan and reserved 800,000 shares of the Registrant’s Common Stock for issuance thereunder.

REGISTRATION STATEMENT ON FORM S‑8
This Registration Statement on Form S-8 is being filed by Rackspace Hosting, Inc. (the “Company” or the “Registrant”) for the purpose of registering:
11,400,000 additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2007 Long-Term Incentive Plan; and
800,000 shares of common stock of the Registrant which may be issued pursuant to the Company’s Inducement Equity Incentive Plan.
Pursuant to General Instruction E of Form S-8, the contents of (1) the Registrant’s Registration Statement on Form S-8, Registration No. 333-153009 filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2008, as amended by that Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration 333-153009 filed with the Commission on February 4, 2009, and (2) the Registrant’s Registration Statement on Form S-8, Registration No. 333-184833 filed with the Commission on November 8, 2012, are hereby incorporated in this Registration Statement by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 3, 2014;

(2)
Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 12, 2014 and the quarterly period ended June 30, 2014, filed with the Commission on August 11, 2014;

(3)	Our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2014, filed with the Commission on June 18, 2014;

(4)	The information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the Commission on April 4, 2014;

(5)	Our Current Reports on Form 8-K, filed with the Commission on January 13, 2014, February 10, 2014, May 7, 2014, and May 15, 2014; and

(6)	The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on July 31, 2008.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for a breach of their fiduciary duty as directors and officers.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the registrant provide that:

•
The Registrant shall indemnify its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative serving the registrant, whether brought by a third party or in right of the corporation, in those capacities as officer or director, or for serving as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances in which indemnification is not required by law.

•
The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

•
The Registrant will not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors. The rights conferred in the amended and restated bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The registrant also maintains insurance to insure directors and officers against certain liabilities.
See also Registrant’s undertakings in Section 9 of this Registration Statement.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Form of Common Stock Certificate of Registrant (1)
4.2(A)	2007 Long-Term Incentive Plan as Amended and Restated (2)
4.2(B)	Form of RSU Agreement Under 2007 Long-Term Incentive Plan (Time-Based) (3)
4.2(C)	Form of RSU Agreement Under 2007 Long-Term Incentive Plan (Performance-Based) (3)
4.2(D)	Form of RSU Agreement Under 2007 Long-Term Incentive Plan (SLT Performance-Based) (4)
4.2(E)	Rules of the Rackspace Hosting, Inc. 2010 HM Revenue & Customs U.K. Approved Sub-plan (5)
4.2(F)	Form of the 2010 HM Revenue & Customs U.K. Approved Sub-plan, Notice of Grant of Stock Options (5)
4.2(G)	Notice of Grant of RSUs for Outside Directors (6)
4.3	Inducement Equity Incentive Plan, effective March 5, 2014 (7)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference to the Company's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-150469), filed July 15, 2008.

(2)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2012 (File No. 001-34143), filed August 9, 2012.

(3)	Incorporated by reference to the Company's Annual Report on Form 10-K for the Year ended December 31, 2008 (File No. 001-34143), filed March 2, 2009.

(4)	Incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-34143), filed August 27, 2010.

(5)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2010 (File No. 001-34143), filed May 6, 2010.

(6)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2012 (File No. 001-34143), filed May 9, 2012.

(7)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2014 (File No. 001-34143), filed May 12, 2014.
ITEM 9. UNDERTAKINGS.

A.The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 12th day of August, 2014.
RACKSPACE HOSTING, INC.
By:    /s/ William Alberts
William Alberts,
Vice President and Associate General Counsel

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Graham Weston and William Alberts, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Graham Weston	Chief Executive Officer and Chairman (Principal Executive Officer)	August 12, 2014
Graham Weston
/s/ Karl Pichler	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 12, 2014
Karl Pichler
/s/ Joseph Saporito	Chief Accounting Officer (Principal Accounting Officer)	August 12, 2014
Joseph Saporito
/s/ S. James Bishkin	Director	August 12, 2014
S. James Bishkin
/s/ Ossa Fisher	Director	August 12, 2014
Ossa Fisher
/s/ Sam Gilliland	Director	August 12, 2014
Sam Gilliland
/s/ Mark P. Mellin	Director	August 12, 2014
Mark P. Mellin
/s/ Lew Moorman	Director	August 12, 2014
Lew Moorman
/s/ Fred Reichheld	Director	August 12, 2014
Fred Reichheld
/s/ George G. Still, Jr.	Director	August 12, 2014
George G. Still, Jr.

RACKSPACE HOSTING, INC.
REGISTRATION STATEMENT ON FORM S‑8
INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Form of Common Stock Certificate of Registrant (1)
4.2(A)	2007 Long-Term Incentive Plan as Amended and Restated (2)
4.2(B)	Form of RSU Agreement Under 2007 Long-Term Incentive Plan (Time-Based) (3)
4.2(C)	Form of RSU Agreement Under 2007 Long-Term Incentive Plan (Performance-Based) (3)
4.2(D)	Form of RSU Agreement Under 2007 Long-Term Incentive Plan (SLT Performance-Based) (4)
4.2(E)	Rules of the Rackspace Hosting, Inc. 2010 HM Revenue & Customs U.K. Approved Sub-plan (5)
4.2(F)	Form of the 2010 HM Revenue & Customs U.K. Approved Sub-plan, Notice of Grant of Stock Options (5)
4.2(G)	Notice of Grant of RSUs for Outside Directors (6)
4.3	Inducement Equity Incentive Plan, effective March 5, 2014 (7)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference to the Company's Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-150469), filed July 15, 2008.

(2)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2012 (File No. 001-34143), filed August 9, 2012.

(3)	Incorporated by reference to the Company's Annual Report on Form 10-K for the Year ended December 31, 2008 (File No. 001-34143), filed March 2, 2009.

(4)	Incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-34143), filed August 27, 2010.

(5)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2010 (File No. 001-34143), filed May 6, 2010.

(6)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2012 (File No. 001-34143), filed May 9, 2012.

(7)	Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2014 (File No. 001-34143), filed May 12, 2014.